MediGain, LLC and Subsidiaries

Table of Contents

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Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets at September 30, 2016 and December 31, 2015	2

Condensed Consolidated Statements of Operations for the nine months ended September 30, 2016 and 2015	3

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2016 and 2015	4

Notes to Condensed Consolidated Financial Statements	5

1

MEDIGAIN LLC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$290,106	$759,621
Accounts receivable - net of allowance for doubtful accounts of $472,616 and $511,737 at September 30, 2016 and December 31, 2015, respectively	2,237,274	3,043,576
Prepaid expenses and other current assets	188,141	154,904
Total current assets	2,715,521	3,958,101
Property and equipment - net	1,020,602	1,111,272
Intangible assets - net	3,268,148	4,571,931
Other assets	215,302	199,704
TOTAL ASSETS	$7,219,573	$9,841,008
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$2,294,018	$1,094,561
Accrued compensation	593,826	534,144
Accrued expenses	1,309,052	1,309,120
Accrued interest	6,650,107	3,709,048
Borrowings under line of credit	5,450,000	3,000,000
Capital lease obligations (current portion)	183,481	202,149
Due to minority member (current portion)	76,107	40,000
Notes payable - related parties (current portion)	-	504,040
Notes payable - other (current portion)	47,554	58,800
Long-term debt (Note 10)	26,860,570	26,648,672
Total current liabilities	43,464,715	37,100,534
Capital lease obligations	29,043	174,874
Due to minority member	133,627	49,691
Notes payable - other	56,099	87,707
Deferred rent	323,971	379,811
Total liabilities	44,007,455	37,792,617
COMMITMENTS AND CONTINGENCIES (Note 12)
MEMBERS’ DEFICIT:
Series A preferred units, par value $1.00 per unit - 4,000,000 units outstanding at September 30, 2016 and December 31, 2015	4,000,000	4,000,000
Class A common units - 21,004,437 and 21,204,437 units outstanding at September 30, 2016 and December 31, 2015, respectively	5,595,427	5,803,736
Class W common units - 4,573,453 units outstanding at September 30, 2016 and December 31, 2015	-	-
Additional paid-in capital	26,835	18,910
Accumulated deficit	(46,386,811)	(37,750,922)
Less: 166,667 Class A common units held in treasury, at cost at September 30, 2016 and December 31, 2015	(23,333)	(23,333)
Total members’ deficit	(36,787,882)	(27,951,609)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$7,219,573	$9,841,008

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

MEDIGAIN LLC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended
	September 30,
	2016	2015
NET REVENUE	$14,327,436	$19,034,681
OPERATING EXPENSES:
Direct operating costs	12,038,700	14,120,500
Selling and marketing	984,965	1,384,934
General and administrative	4,922,077	5,653,810
Depreciation and amortization	1,515,424	1,930,886
Total operating expenses	19,461,166	23,090,130
OPERATING LOSS	(5,133,730)	(4,055,449)
OTHER:
Interest expense	(3,461,426)	(2,907,203)
Other income (expense) – net	19,572	(481,897)
LOSS BEFORE INCOME TAXES	(8,575,584)	(7,444,549)
Income tax provision	60,305	70,168
NET LOSS	$(8,635,889)	$(7,514,717)
Loss per common unit:
Basic and diluted loss per Class A common unit	$(0.41)	$(0.36)
Weighted-average basic and diluted Class A common units outstanding	21,104,437	20,879,457

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

MEDIGAIN LLC, AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 (UNAUDITED)

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(8,635,889)	$(7,514,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,515,424	1,930,886
Deferred rent	(55,840)	(18,351)
Provision for doubtful accounts, net of write offs	(39,121)	(218,590)
Unit-based compensation expense	7,925	3,526
Changes in operating assets and liabilities:
Accounts receivable	845,423	479,149
Prepaid expenses and other current assets	(48,835)	(126,316)
Accounts payable and other liabilities	4,412,028	2,647,016
Net cash used in operating activities	(1,998,885)	(2,817,397)
INVESTING ACTIVITIES:
Capital expenditures	(120,970)	(429,393)
Net cash used in investing activities	(120,970)	(429,393)
FINANCING ACTIVITIES:
Proceeds from issuance of Class A common units	-	550,000
Proceeds from line of credit	2,450,000	1,750,000
Repayments of capital leases	(164,499)	(125,262)
Repayments of due to minority member	(88,267)	-
Repayments of notes payable - other	(42,854)	(52,043)
Repayments of notes payable - related parties	(504,040)	(420,682)
Proceeds from long term debt	-	3,150,602
Repayments of long term debt	-	(734,960)
Net cash provided by financing activities	1,650,340	4,117,655
NET (DECREASE) INCREASE IN CASH	(469,515)	870,865
CASH - Beginning of the period	759,621	522,943
CASH - End of period	$290,106	$1,393,808
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment financing under capital leases	$-	$146,793
Interest expense capitalized to debt	$211,898	$211,917
Notes payable to minority member, including prior year accrual	$258,000	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$52,362	$31,922
Interest	$33,747	$630,753

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

MEDIGAIN, LLC AND SUBISIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

1. Organization and Business

MediGain, LLC (and together with its subsidiaries, “MediGain” or the “Company”) was formed on January 22, 2004 as MediGain, Inc. and converted to a Texas limited liability company on October 31, 2011. During October 2014, MediGain purchased Millennium Practice Management, LLC, (“Millennium”) which became a wholly-owned subsidiary at that time. MediGain formed a wholly-owned subsidiary in India, RCM-MediGain India Private Limited (“MediGain India”), in October 2015. In March 2016, MediGain India formed a wholly-owned subsidiary in Colombo, Sri Lanka, RCM-MediGain Colombo Private Limited (“MediGain Sri Lanka”). The Indian and Sri-Lankan entities provide billing and administrative support to the Company.

These condensed consolidated financial statements represent the consolidated activity of MediGain, LLC and its subsidiaries.

The Company is a full-service medical billing and reimbursement revenue cycle management provider which provides services such as process mapping, revenue cycle workflow, management of customer accounts, and business intelligence and analytical reporting to assist in managing a client’s business.

2. Going Concern

The Company has senior secured notes, a subordinated term loan and a line of credit payable to a lender with outstanding principal balances of $9,875,000, $16,985,570 and $5,450,000 at September 30, 2016, respectively, and $9,875,000, $16,773,672 and $3,000,000 at December 31, 2015, respectively, which are in default since the financial covenants contained in the credit agreement were not met during the nine months ended September 30, 2016 and December 31, 2015. The default on these notes have caused them to become currently due, for an amount significantly in excess of the Company’s cash position, which creates an uncertainty about the Company’s ability to continue as a going concern. The amounts due have been recorded as a current liability in the condensed consolidated balance sheets at September 30, 2016 and December 31, 2015. The ability of the Company to continue as a going concern is dependent upon refinancing these obligations. If the Company is unable to refinance these notes payable, the Company may be forced to curtail or discontinue operations. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. (See Note 17).

3. Significant Accounting Policies

Basis of Presentation — The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting and as required by Regulation S-X, Rule 10-01. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of items of a normal and recurring nature) necessary to present fairly the Company’s financial position as of September 30, 2016, the results of operations for the nine months ended September 30, 2016 and 2015 and cash flows for the nine months ended September 30, 2016 and 2015. The results of operations for the nine months ended September 30, 2016 and 2015 are not necessarily indicative of the results to be expected for the full year. When preparing financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

The condensed consolidated balance sheet as of December 31, 2015 was derived from our audited consolidated financial statements.

Principles of Consolidation — The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of assets; (3) allowance for doubtful accounts; (4) fair value of identifiable purchased tangible and intangible assets and (5) unit-based compensation. Actual results could significantly differ from those estimates.

Revenue Recognition — The Company recognizes revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured and the amount of fees to be paid by the customer is fixed or determinable. Net revenue recorded in the condensed consolidated statements of operations represents gross billings after deducting credits and refunds.

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Medical Billing

The Company bills its customers on a monthly basis, in arrears. Fees charged to customers for the services provided are typically based on a percentage of net collections on the Company’s clients’ accounts receivable. The Company does not recognize revenue for service fees until the Company has received notification that a claim has been accepted and the amount which the physician will collect is determined, as the fees are not fixed and determinable until such time.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

Direct Operating Costs — Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred. The reported amounts of direct operating costs include allocated amounts for rent and overhead costs. Depreciation and amortization have not been allocated and are presented separately in the condensed consolidated statements of operations.

Internal-Use Software Costs—The Company capitalizes certain development costs incurred in connection with its internal-use software. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Capitalized costs are recorded as part of intangible assets. Maintenance and training costs are expensed as incurred. Internal-use software is amortized on a straight line basis over its estimated useful life which is generally five years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Costs capitalized for the internal-use software during the nine months ended September 30, 2015 were $341,161. The internal-use software did not fulfill its intended purpose and the costs capitalized were considered fully impaired in the fourth quarter of 2015 and were written off at that time. No costs related to internal-use software were capitalized during the nine months ended September 30, 2016.

Selling and Marketing Expenses – Selling and marketing expenses consist primarily of compensation and benefits, travel and advertising expenses and are expensed as incurred.

Advertising Costs— The Company expenses advertising costs as incurred. The Company incurred advertising costs of $158,506 and $156,240 during the nine months ended September 30, 2016 and 2015, respectively, which are included in selling and marketing expenses in the condensed consolidated statements of operations.

Cash and Cash Equivalents– The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may, at times, exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal.

Accounts Receivable — Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the condensed consolidated balance sheets net of an allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

The changes in the allowance for doubtful accounts for the nine months ended September 30, 2016 and for the year ended December 31, 2015 were as follows:

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	September 30, 2016	December 31, 2015
Beginning balance	$511,737	$698,192
Provision	7,379	166,134
Write-offs	(46,500)	(352,589)
Ending balance	$472,616	$511,737

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the condensed consolidated statements of operations.

The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	7 years

Computer equipment	3-5 years

Leasehold improvements	Remaining life of lease

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Intangible Assets — Intangible assets include customer contracts and relationships, covenants not-to-compete acquired in connection with acquisitions, and software purchase and development costs. Intangible assets with a definite life, which include customer relationships and non-compete agreements, are amortized on a straight-line basis over the estimated economic lives, which are reviewed annually.

There was no impairment of intangible assets during the nine months ended September 30, 2016 and 2015.

Evaluation of Long-Lived Assets—The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

There was no impairment of property and equipment during the nine months ended September 30, 2016 and 2015.

Unit-Based Compensation —The Company recognizes compensation expense for options granted to purchase units based on the grant date fair value. Compensation expense is generally recognized on a straight-line basis over the vesting period.

Foreign Currency Transactions—The financial statements of the Company’s foreign subsidiary in India and Sri Lanka are maintained in U.S. dollars, the Company’s functional currency. Transaction adjustments related to the intercompany receivables are recorded in the consolidated statements of operations as they are not deemed to be permanently reinvested. Foreign currency transaction gains/losses are reported as a component of other (expense) income-net and amounted to a gain of $19,807 for the nine months ended September 30, 2016. There were no foreign currency transaction gains/losses for the nine months ended September 30, 2015.

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Business Combinations — The Company accounts for business combinations under the provisions of ASC 805, Business Combinations, which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date with changes in the fair value recorded through earnings.

Deferred Rent — Deferred rent consists of rent escalation payment terms related to the Company’s operating leases for its facilities. Deferred rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including any construction period. The excess of the difference between actual operating lease payments due and straight-line rent expense is recorded as a deferred credit in the early periods of the lease when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

Deferred Financing Costs—Transaction fees and costs totaling $1,864,223 were paid during the year ended December 31, 2014 for the purpose of obtaining the Senior Term Notes, the Subordinated Term Loan, and the Revolving Credit Facility (the “Revolver”). The deferred loan costs were fully amortized during the year ended December 31, 2014 due to the default on the loans.

Fair Value Measurements — ASC 825, Financial Instruments, requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The Company follows a fair value measurement hierarchy to measure financial instruments. The fair value of the Company’s financial instruments is measured using inputs from the three levels of the fair value hierarchy as follows:

Level 1 —	Inputs are unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 —	Inputs are directly or indirectly observable, which include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 —	Inputs are unobservable inputs that are used to measure fair value to the extent observable inputs are not available.

The Company has certain financial instruments that are not measured at fair value on a recurring basis. These financial instruments are subject to fair value adjustments only in certain circumstances and include cash, notes receivable, accounts receivable, accounts payable and accrued expenses, borrowings under term loans and line of credit, and notes payable. Due to the short term nature of these financial instruments or that the borrowings bear interest at prevailing market rates, the carrying value approximates the fair value.

4. ACQUISITION

On October 3, 2014, MediGain acquired all of the membership interests in Millennium for a total purchase consideration of $14,141,434, inclusive of a working capital adjustment of $887,164 and a cash payment of $12,094,416. Also included in the purchase consideration to the Seller was a payment contingent on the seller’s employment with Millennium of $700,000, which is required to be paid monthly in the amount of $29,167 for two years or a lump sum of the remaining portion owed at time of the seller’s termination of employment. The fair value of this liability was determined to be $623,091 at the acquisition date using the implicit interest rate of 11.51% per annum. Promissory notes were also issued at the acquisition date with a fair value of $536,763. The acquisition has been accounted for using the purchase method of accounting in accordance with ASC 805, “Business Combinations.” The purchase consideration was allocated to the net assets acquired based on their respective fair values, as determined by management in conjunction with a third party consultant, as follows:

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Fair value of operating assets acquired:
Cash and cash equivalents	$250,000
Accounts receivable	1,730,230
Property and equipment	235,546
Other assets	160,729
Total operating assets acquired	2,376,505

Fair value of intangible assets acquired:
Software	521,250
Non-compete agreements	2,505,660
Customer relationships	3,901,300
Goodwill	5,495,859
Total intangible assets acquired	12,424,069
Total assets acquired	$14,800,574

Fair value of liabilities assumed:
Accounts payable	$(518,265)
Accrued liabilities	(140,875)
Total liabilities assumed	$(659,140)

Total purchase consideration	$14,141,434

The total purchase price consisted of the following:
Cash paid to seller	$12,094,416
Working capital adjustment	887,164
Contingent payment	623,091
Promissory notes issued to seller	536,763
Total purchase price	$14,141,434

The amount allocated to goodwill was determined by the excess of the purchase consideration over the tangible and identifiable net assets acquired. Based on management’s estimates and an independent third party valuation, the non-compete agreement and customer relationships were valued as definite life identifiable intangible assets purchased at acquisition and are being amortized over 4 to 5 years.

This transaction, along with the related transaction and closing costs, was funded by Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together the “Senior Lenders”) who issued $10,000,000 in Series A Senior Secured Notes (“Senior Term Notes”) and a $18,100,000 Subordinated Term Loan funded by Prudential Capital Partners IV, L.P., Prudential Capital Partners Management Fund IV, L.P. and Prudential Capital Partners IV, L.P. (together the “Subordinated Lenders”), of which $4,000,000 and a portion of the Class W common units were converted to Series A Preferred Units (“Preferred Units”). The Senior Lenders and the Subordinated Lenders are collectively “Prudential”. As part of the agreement for the Subordinated Term Loan, the Subordinated Lenders were issued 5,380,286 Class W common Units and 4,000,000 Preferred Units.

Furthermore, the two sellers of Millennium were issued subordinated promissory notes in the amount of $510,000 and $90,000, respectively, as part of the purchase price consideration. The total combined fair value of these subordinated promissory notes was determined to be $536,763. The Company also paid $1,864,223 of debt issuance fees associated with the Senior Term Note and the Subordinated Note. The deferred loan costs were fully amortized in 2014 due to the default on the loans from Prudential.

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5. Intangible Assets – NET

Intangible assets as of September 30, 2016 and December 31, 2015 consisted of the following:

	September 30, 2016	December 31, 2015
Software	953,998	947,295
Covenant not to compete	2,701,371	2,701,371
Customer relationships	5,304,316	5,304,316
Total intangible assets	8,959,685	8,952,982
Less: Accumulated amortization	(5,691,537)	(4,381,051)
Intangible assets - net	3,268,148	4,571,931

Amortization expense was $1,310,486 and $1,744,020 for the nine months ended September 30, 2016 and 2015, respectively. The weighted average amortization period is 2 years.

As of September 30, 2016, future amortization expense scheduled to be expensed is as follows:

Years ending
December 31
2016 (three months)	$426,437
2017	1,565,463
2018	933,008
2019	338,817
2020	4,423
$3,268,148

6. Property and Equipment

Property and equipment as of September 30, 2016 and December 31, 2015 consisted of the following:

	September 30, 2016	December 31, 2015
Computers	$1,296,001	$1,213,805
Office furniture	460,007	437,943
Leasehold improvements	52,325	42,317
Total property and equipment	1,808,333	1,694,065
Less: accumulated depreciation	(787,731)	(582,793)
Property and equipment – net	$1,020,602	$1,111,272

Depreciation expense was $204,938 and $186,866 for the nine months ended September 30, 2016 and 2015, respectively.

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7. Concentrations

Financial Risks —Concentrations of credit risk with respect to trade accounts receivable are managed by periodic credit evaluations of customers. The Company does not require collateral for outstanding trade accounts receivable. No one customer accounts for a significant portion of the Company’s trade accounts receivable portfolio and write-offs have not been significant. During the nine months ended September 30, 2016 and 2015, there was one customer with sales of approximately 15% and 10%, respectively, of the total.

Geographical Risks — The Company’s offices in India and Sri Lanka conduct significant back-office operations for the Company. The Company has no revenue earned outside of the United States. The Company’s operations in India and Sri Lanka are subject to special considerations and significant risks not typically associated with companies in the United States. The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in India and Sri Lanka and by the general state of India’s and Sri Lanka’s economy. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, changes in India’s and Sri Lanka’s telecommunications industry, regulatory rules and policies, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation.

8. ACCRUED EXPENSES

Accrued expenses consist of the following as of September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Accrued compensated absences	$271,158	$316,475
Accrued legal fees	417,269	457,371
Franchise tax payable	49,567	41,623
Accrued other	571,058	493,651
Total	$1,309,052	$1,309,120

9. CAPITAL LEASES

Certain non-cancelable leases are classified as capital leases and the leased assets are included as part of property and equipment, at cost. Such leasing arrangements involve equipment leases. Details of the capitalized leased assets are as follows as of September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Leased Computer Equipment

Computer Equipment	$600,521	$600,521
Less: accumulated depreciation/amortization	(235,697)	(143,674)
Net capitalized leased assets	$364,824	$456,846

Estimated future minimum lease payments required under these capital leases are as follows as of September 30, 2016:

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Years ending
December 31
2016 (three months)	$50,841
2017	160,651
2018	13,368
Total minimum lease payments	224,860
Less: amount representing interest	(12,336)
Present value of minimum lease payments	212,524
Less: current portion	(183,481)
Future principal payments	$29,043

The equipment cost and lease obligations outstanding at September 30, 2016 and December 31, 2015 are as follows:

September 30, 2016
Lessor	Lease terms	Equipment Cost	Outstanding Lease Obligations
MailFinance	11/1/14 to 10/15/17	$8,960	3,928
Lenovo Financial Services	7/1/14 to 11/13/16	2,174	319
Great America Financial Services	7/1/14 to 7/22/18	8,311	4,414
Dell Financial Services	5/1/14 to 10/1/18	543,126	185,330
Global Financial Solutions	8/1/14 to 6/5/17	37,950	18,533
Totals		$600,521	212,524

December 31, 2015
Lessor	Lease terms	Equipment Cost	Outstanding Lease Obligations
MailFinance	11/1/14 to 10/15/17	8,960	$6,030
Lenovo Financial Services	7/1/14 to 11/13/16	2,174	991
Great America Financial Services	7/1/14 to 7/22/18	8,311	5,826
Dell Financial Services	5/31/14 to 10/1/18	543,126	336,722
Global Financial Solutions	8/5/14 to 6/5/17	37,950	27,454
Totals		600,521	$377,023

10. Debt

Promissory Notes

On October 3, 2014, as part of the Millennium acquisition (see Note 4), the Company entered into promissory notes (the “Seller Notes”) with the two sellers of Millennium, for a combined fair value principal balance of $536,763 based on an implicit rate of 11.51% per annum. Beginning October 15, 2014, total monthly payments of $25,000 were due on the Sellers Notes monthly until the maturity date, September 15, 2016. At December 31, 2015, the total balance outstanding on the Seller Notes was $251,376. No amount was outstanding on these notes as of September 30, 2016.

Senior Term Notes

On October 3, 2014, as part of the Millennium acquisition, the Company entered into a Senior Secured Promissory Note Credit Agreement with the Senior Lenders. The Senior Term Loan Agreement provides for a senior secured promissory notes loan facility in the principal amount of $20,000,000 in Series A and Series B Senior Secured Notes. The Company utilized $10,000,000 of the facility, consisting of a $7,000,000, five-year senior secured term loan and a $3,000,000, five-year senior secured term loan (together the “Senior Term Notes”).

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The Senior Term Notes bear interest on the unpaid principal balance at a rate of LIBOR plus 7%, with a LIBOR floor of 1% per annum and is payable monthly beginning October 2014. Principal payments are due quarterly beginning January 3, 2015 at $125,000 per quarter until October 3, 2016; $250,000 per quarter until October 3, 2017; $375,000 per quarter until July 3, 2019 with the remaining principal balance due on the maturity date, October 3, 2019. As of September 30, 2016 and December 31, 2015, the principal balance outstanding on the Senior Term Notes was $9,875,000. At September 30, 2016 and December 31, 2015, there was $1,804,847 and $1,201,889, respectively, of accrued interest payable relating to the Senior Term Notes which is included in accrued interest in the condensed consolidated balance sheets.

At September 30, 2016 and December 31 2015, the Senior Term Notes were in default and classified as a current liability in the consolidated balance sheets. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

Revolving Loan

On October 3, 2013, the Company entered into a $3,000,000 revolving loan (the “Revolver”) with the Senior Lenders. During February 2016, the Revolver was increased to $7,250,000. The Revolver bears interest on the unpaid principal balance at a rate of LIBOR plus 7% with a LIBOR floor of 1% per annum. Interest on the Revolver is payable monthly beginning October 2014 and all principal and accrued interest is due at maturity on October 3, 2019. As of September 30, 2016 and December 31, 2015, $5,450,000 and 3,000,000, respectively, was outstanding on the Revolver.

At September 30, 2016 and December 31 2015, the Revolver was in default and classified as a current liability in the consolidated balance sheets. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

Subordinated Term Loan

On October 3, 2014, as part of the Millennium acquisition, the Company entered into a $18,100,000 Subordinated Term Loan funded by Prudential out of which $4,000,000 of the debt and the Class W common units were converted to Preferred Units. As part of the agreement for the Subordinated Term Loan the Subordinated Lenders were issued 5,380,286 Class common W Units and 4,000,000 Preferred Units. The Subordinated Term Loan matures on October 3, 2020 and accrues interest at 14% per annum. At the Company’s discretion, 2% of the accrued interest from the prior interest payment date can be paid-in-kind and added to the principal amount of the Subordinated Term Loan, on a quarterly basis. As of December 31, 2015, the Company had accrued approximately $282,593 of paid-in-kind interest that was capitalized on January 3, 2015 by increasing the principal amounts of the Subordinated Term Loan, and as of September 30, 2016, the Company had accrued approximately $494,491 of paid-in-kind interest that was capitalized on October 3, 2016. The Subordinated Term Loan is subject to certain covenants, including certain profitability ratios and reporting requirements as defined by the credit agreement. As of September 30, 2016 and December 31, 2015, the Company was in default due to not meeting the financial covenants defined by the credit agreement. The balance outstanding on the Subordinated Term Loan at September 30, 2016 and December 31, 2015 was $16,985,570 and $16,773,672, respectively. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

Pursuant to a Guarantee and Collateral Agreement (the “Collateral Agreement”), the obligations under the Subordinated Term Loan are guaranteed by Millennium and are secured by a first priority security interest in all of the Company’s assets and Millennium’s assets, now existing or hereafter acquired. (See Note 17.)

Notes Payable – related parties

On October 3, 2014, MediGain acquired all of the membership interests in Millennium for a total purchase consideration of $14,141,434, inclusive of a working capital adjustment of $887,164 and a cash payment of $12,094,416. The previous owners then became employees of Millennium. Included in the purchase consideration to one of the sellers was a payment contingent on continued employment with Millennium. Promissory notes were also issued at the acquisition date. As of December 31, 2015, the value of the outstanding notes payable - related parties was $504,040. No amount was payable to these related parties as of September 30, 2016.

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Amounts due to minority member

The Company has amounts due in the form of notes payable to a minority member of $209,734 as of September 30, 2016 in connection with the settlement of the member’s interests. As of September 30, 2016, the notes are payable in 32 equal installments with interest at 6% per annum. As of December 31, 2015, there was $89,691 due to this minority member which was owed prior to the settlement of the member’s interests.

Notes Payable – other

The outstanding balance on notes payable – other as of September 30, 2016 and December 31, 2015 was as follows:

	Original note	Outstanding balance
	balance	September 30, 2016	December 31, 2015	Interest rate
Balboa Capital Corporation	$89,305	$15,866	$39,605	6.60% - 13.75%
Navitas Team Leasing	99,348	60,698	74,557	10.03%
OneWorld Business Finance, LLC	43,464	27,089	32,345	13.48%
Totals	$232,117	$103,653	$146,507

Total outstanding debt balance as of September 30, 2016 and December 31, 2015 was as follows:

Description	September 30, 2016	December 31, 2015
Prudential senior secured notes	$9,875,000	$9,875,000
Prudential subordinated term loan	16,985,570	16,773,672
Long-term debt in default	26,860,570	26,648,672
Notes payable - other	103,653	146,507
Notes payable - related parties	-	504,040
Due to minority member	209,734	89,691
Totals	$27,173,957	$27,388,910

11. MEMBERS’ EQUITY TRANSACTIONS

Capitalization

Pursuant to the October 3, 2014 Amended and Restated MediGain, LLC Company Agreement (the “LLC Agreement”), certain amendments were executed to allow for certain new members to be included as members into the Company and for others to become dissolved. Pursuant to the LLC Agreement, the following membership structure was formed: 20,554,477 Class A common units, 4,000,000 Preferred Units valued at $4,000,000 and 5,380,286 Class W common units for a deemed consideration as defined in the LLC agreement. During 2015, additional Class A common units were issued, however, no amendment was made to the LLC Agreement authorizing the additional units. All such units have been recorded in the condensed consolidated balance sheets as issued and outstanding.

During the year ended December 31, 2015, 750,000 Class A common units were disposed of by Chiron Point Investment Fund I (“Chiron”) and were reissued equally to three new investors. Chiron was also issued 649,960 new Class A common units.

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Preferred Units

In connection with the Subordinated Term Loan (see Note 10), the Subordinated Lenders contributed $4,000,000 and 806,833 class W units in exchange for 4,000,000 Preferred Units. The Preferred Units receive a preferred annual return equal to 8% (the “Return Payment”) of the outstanding balance. Any Return Payments not paid are compounded quarterly and accumulate until such time as they are paid. During the nine months ended September 30, 2016 and 2015, the Company did not make any Return Payments on the Preferred Units. As of September 30, 2016 and December 31, 2015, the accumulated unpaid Returns Payments on the participating Preferred Units totaled $640,000 and $400,000, respectively, excluding compound interest. The liquidation preference of the Preferred Units is $4,640,000 and $4,400,000 as of September 30, 2015 and December 31, 2015, respectively. Such amounts are not included as liabilities in the condensed consolidated balance sheets.

Voting Rights

All members are entitled to vote. Each Preferred Unit, Class W common Unit and Class A common Unit has one vote.

Allocation

Earnings and losses of the Company are allocated to the Members according to the formula set forth in the LLC Agreement, so that the capital account of each member is equal to the amount that would be distributed to each member if the Company were to liquidate.

Distributions and Liquidation

Distributions, including liquidation distributions, have the following priority preferences: (a) first, to members with unpaid tax distributions (b) second, to any members who may have been issued units with preferential rights, (c) third, to members based on their percentage interests.

12. Commitments and Contingencies

Legal Proceedings —The Company may be a party to routine claims brought against it in the ordinary course of business. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, except for one legal claim amounting to $400,000 which was accrued as of September 30, 2016 and December 31, 2015. However, even if the Company is successful on the merits, any pending or future lawsuits, claims or proceedings could be time-consuming and expensive to defend or settle and could result in the diversion of significant management time and operational resources, which could materially and adversely affect the Company. In addition, it is possible that an unfavorable resolution of one or more of such proceedings could in the future materially and adversely affect the Company’s financial position, results of operations or cash flows.

Leases — The Company leases certain office space and other facilities under operating leases expiring through 2020. Certain of these leases contain renewal options.

Future minimum lease payments under non-cancelable operating leases for office space and equipment as of September 30, 2016 are as follows:

Years ending
December 31
2016 (three months)	$244,674
2017	1,008,463
2018	1,011,547
2019	721,890
2020	726,340
Thereafter	296,000
$4,008,914

Total rental expense, included in direct operating costs and general and administrative expense in the condensed consolidated statements of operations, including amounts for related party leases described in Note 13, amounted to $743,183 and $735,631 for the nine months ended September 30, 2016 and 2015, respectively.

Guarantees — On June 21, 2013, the Company provided a guarantee to a Sri Lankan bank in connection with a $1 million loan received by an entity owned by a majority member. On May 20, 2014, the Company provided a guarantee to another Sri Lankan bank in connection with a $3.5 million loan received by an entity owned by a majority member.

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13. Related PARTIES

The Company had a management services agreement with affiliated companies in India and Sri Lanka. Under the terms of the agreements, the foreign affiliates performed the coding and billing services for the Company’s customers and performed accounting duties for the Company. For these services, the Company was required to pay fees to cover the cost of the services provided as well as cover the cost of other operating expenses of the affiliates. The management fees were payable at the end of each month.

The amount of the management fees paid for the nine months ended September 30, 2016 and 2015 recorded in both direct operating costs and general and administrative expenses were $2,487,207 and $5,132,949, respectively, which included amounts paid to the affiliate that were reimbursements for third party vendors. At September 30, 2016 and December 31, 2015, the Company had an outstanding payable under the management services agreement of $1,283,484 and $388,042, respectively, which includes reimbursements for third party vendors.

During October 2015, the Company created a wholly-owned subsidiary in India, and discontinued utilizing the services of the Indian affiliate. During March 2016, the Indian subsidiary created a wholly-owned subsidiary in Sri Lanka and the Company discontinued utilizing the services of the Sri Lankan affiliate.

A minority shareholder of the Company is also a customer of the Company. The amount of revenue recognized from this customer was $46,700 and $49,751 for the nine months ended September 30, 2016 and 2015, respectively. The receivable outstanding from this customer was $4,479 and $4,882 as of September 30, 2016 and December 31, 2015, respectively.

A minority shareholder is also closely related to a customer and this customer is also a vendor of the Company. The amount of revenue recognized from this customer was $19,068 and $35,115 for the nine months ended September 30, 2016 and 2015, respectively. The receivable outstanding was $6,590 and $6,358 at September 30, 2016 and December 31, 2015, respectively. The amount of expense recognized from this entity was $10,434 and $46,648 for the nine months ended September 30, 2016 and 2015, respectively. The payable outstanding was $0 and $5,217 as of September 30, 2016 and December 31, 2015.

The Company has amounts due to a minority member of $209,734 and $89,691 as of September 30, 2016 and December 31, 2015.

The Company has notes payable to related parties of $504,040 as of December 31, 2015, which was fully paid during the nine months ended September 30, 2016 (see Note 10). Included in general and administrative expense is $181,827 of salary paid to members during the nine months ended September 30, 2015. There were no salaries paid to members during the nine months ended September 30, 2016. Also included in general and administrative expense is rent paid to an employee of $72,000 for both the nine months ended September 30, 2016 and 2015.

14. Employee Benefit PlanS

The Company has a qualified 401(k) plan covering all U.S. employees who have completed six months of service. This plan provides for matching contributions by the Company equal to 50% of applicable employee contribution up to an employer maximum of $1,000 annually. The value of employer matching contributions to the plan and any earnings are vested as follows:

Years of employment	% vested of employer contribution
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Employer contributions to the plan were $61,078 and $45,250 for the nine months ended September 30, 2016 and 2015, respectively.

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15. UNIT-BASED COMPENSATION

The Company has authorized options for employees to purchase up to 1,000,000 of Class A common Units under the 2011 Unit Option Plan (the “2011 Plan”). Options are granted to key personnel for the purchase of the Company’s Class A common Units at prices not less than the fair market value of the shares on the date of grant. The stock options granted under the 2011 Plan generally expire at the date specified by the Board of Members at the grant date, but no more than ten years from the date of grant.

The fair value for the Company’s options was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model incorporates ranges of assumptions for inputs disclosed below. Expected volatilities are based on similar industry-sector indices and individual public companies, with similar business to the Company. The expected term of the options granted is derived from the output of the option valuation model and represents the period of time that the options are granted and are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of valuation.

Unit compensation expense was $7,925 and $3,526 for the nine months ended September 30, 2016 and 2015, respectively.

The Company’s outstanding option activity was as follows for the year ended December 31, 2015 and the nine months ended September 30, 2016:

	Outstanding options	Weighted average exercise price
Balance, January 1, 2015	930,000	$0.15
Forfeited	(14,688)	(0.06)
Balance, December 31, 2015	915,312	0.15
Forfeited	(57,188)	(0.88)
Balance, September 30, 2016	858,124	$0.10

The Company’s non-vested options activity was as follows for the year ended December 31, 2015 and the nine months ended September 30, 2016:

	Non-vested options	Weighted average exercise price
Balance, January 1, 2015	303,438	$0.31
Vested	(175,000)	(0.17)
Forfeited	(14,688)	(0.06)
Balance, December 31, 2015	113,750	0.56
Vested	(34,062)	(0.34)
Forfeited	(57,188)	(0.88)
Balance, September 30, 2016	22,500	$0.06

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16. INCOME TAXES

The Company is a Texas limited liability company (LLC) and is not required to pay federal income tax. Accordingly, no federal income tax expense has been recorded in the condensed consolidated financial statements for the nine months ended September 30, 2016 and 2015. The Company’s federal taxable income is included in the personal tax returns of the Members; however, the Company pays state income and franchise taxes as part of a combined filing of affiliated entities. Income tax expense for the nine months ended September 30, 2016 and 2015, was $60,305 and $70,168, respectively.

The Company applies ASC 740-10, “Income Taxes,” in establishing standards for accounting for uncertain tax positions. The Company evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or provisions. ASC 740-10 applies a two-step process to determine the amount of tax benefits or provisions to record in the condensed consolidated financial statements. First, the Company determines whether any amount may be recognized and then determines how much of a tax benefit or provision should be recognized. As of September 30, 2016 and 2015, the Company has no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

17. Subsequent event

In accordance with ASC 855 “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to December 31, 2015, the balance sheet date, through November 29, 2016, the date the consolidated financial statements were available to be issued.

On October 3, 2016, MTBC Acquisition, Corp. (“MAC”) acquired substantially all the medical billing business and assets of MediGain and Millennium. The assets were acquired through a strict foreclosure process whereby MAC acquired the Senior Secured Notes which were collateralized by the assets of MediGain and Millennium. MAC then entered into a strict foreclosure agreement with MediGain and Millennium whereby the parties agreed that substantially all the assets securing the Senior Secured Notes would be transferred to MAC in satisfaction of the outstanding obligations under the Senior Secured Notes. As part of the agreement, MAC acquired the assets as well as certain liabilities expressly assumed. Cash and certain causes of action relating to pre-closing matters were excluded from the acquired assets and were retained by MediGain and Millennium.

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